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                                                                     EXHIBIT 5.1

                               February 22, 1995

National Medical Enterprises, Inc.
2700 Colorado Avenue
Santa Monica, CA 90404
Ladies and Gentlemen:

    I am the General Counsel of National Medical Enterprises, Inc., a Nevada corporation (the "Company"), and in such capacity I am charged with general supervisory responsibilities for the legal affairs of the Company and its subsidiaries. This opinion is furnished in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement") to be filed by the Company on behalf of certain selling shareholders as specified therein (the "Selling Shareholders") with the Securities and Exchange Commission (the "Commission") on February 22, 1995 pursuant to the Securities Act of 1933, as amended (the "Act"), relating to 20,296,518 shares (the "Shares") of the common stock par value $0.075 per share of the Company (the "NME Common Stock"), to be sold by the Selling Shareholders. This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

    In connection with this opinion, I have examined and am familiar with originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company and all such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others and such other documents, certificates and records as I have deemed necessary or appropriate as a basis for the opinions set forth herein, including without limitation, (i) the Restated Articles of Incorporation and the Restated Bylaws of the Company, each as amended to date; (ii) copies of certain resolutions adopted by the Board of Directors of the Company relating to the filing of the Registration Statement and any amendments or supplements thereto and related matters; (iii) the Registration Statement (together with the form of preliminary prospectus forming a part thereof); and (iv) the form of Registration Rights Agreement. In my examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified, conformed or photostatic copies and the authenticity of the originals of such copies. As to any facts material to the opinions expressed herein which I have not independently established or verified, I have relied upon statements and representations of officers and other representatives of the Company and others.

    I am a member of the California Bar and for purposes of this opinion do not express any opinion as to the laws of any jurisdiction other than California and the General Corporation Law of the State of Nevada.

    Based on and subject to the foregoing, I am of the opinion that when, as and if the Registration Statement shall have been declared effective pursuant to the provisions of the Securities Act, and any legally required consents, approvals, authorizations and other orders of the Commission or other regulatory authorities shall have been obtained, all in the manner contemplated by the Registration Statement, the shares to be issued will be legally issued, fully paid and nonassessable.

    This opinion is furnished to you solely for your benefit in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise referred to for any other purpose without my prior written consent. I hereby consent to the filing of this opinion with the Commission as
Exhibit 5 to the Registration Statement. I also consent to the reference to me under the heading "Legal Matters" in the Registration Statement. In giving this consent, I do not thereby admit that I am included in the category of persons whose consent is required under Section 7 of the
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Act, or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated and I disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

                                                    Very truly yours,
                                                      SCOTT M. BROWN